Exhibit 4.186

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 79706

Details of the licensee:

Open Joint-Stock Company

Moscow City Telephone Network

Location:

119017, Moscow, 25 Bolshaya Ordynka str., bldg. 1

Service description:

Data transmission services for the purpose of voice transmission

The license includes license terms on 2 pages

License validity: from 16.02.2011 to 16.02.2016

Service start date (not later) 16.02.2011

Head of Communications Licensing Department

(signature)

V.N. Ugryumova

L.S.

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

Federal Service for Supervision of Communications, Information Technology and Mass Media

Terms of Business
under License No 79706 **

1. Moscow City Telephone Network OJSC (the Licensee) shall comply with the terms of this license.

2. The Licensee shall start provision of services under the license no later than 16.02.2011.

3. The Licensee shall provide communication services under the license only in the territory of Moscow.

4. The Licensee under this license shall provide the following to the subscribers and (or) users *:

a)   access to the Licensee’s communication network;

b)   connections over data transmission network for the purpose of voice transmission;

a)   access to communication services for the purpose of voice transmission rendered by other operators, whose data transmission networks interacts with the communication network of the Licensee.

5. The Licensee shall provide communications services in accordance with the rules of communications services, approved by the Government of the Russian Federation.

6. The Licensee in providing communications services shall comply with the rules for connection of telecommunications networks and their interactions, approved by the Government of the Russian Federation, when connecting data transmission of the licensee to the public telecommunications network, connecting other communication networks to data transmission network of the Licensee , accounting and transit of traffic in data transmission network of the Licensee, accounting and transit of traffic from (to) communication networks of other operators.

7. This license has been issued based on the results of the application for renewal of the license No. 38994 of 16.02.2006 without bidding (auction, tender). There are no licensing requirements to the Licensee’s commitments made with participation in the bidding (auction, tender) to obtain the appropriate license.

8. Radio spectrum is not used in the provision of services under this license.

9. The Licensee shall have management system in its communication network complying with the regulatory requirements to communication network management systems established by the federal executive authority in the field of communication.

10. The Licensee shall implement requirements for networks and communications facilities established by the federal executive authority in the field of communications in consultation with the authorized state bodies engaged in investigative activities for the purpose of carrying out investigation operations, and to take measures to prevent disclosure of organizational and tactical methods of the above operations.

11. Licensee is not a universal service operator. There are no licensing requirements for the provision of universal services in accordance with agreements for provision of universal communications services concluded with the authorized executive body.

12. The Licensee shall provide information about the basis of calculation of mandatory deductions (tax payments) to the universal service reserve in the manner and form required by the federal executive authority in the field of communications.

* Provision of services under the license can be accompanied by the provision of other services, technologically closely related to data transmission services for the purpose of voice transmission, and aimed at improvement of their customer value, unless it requires a separate license.

** This license is issued by way of renewing the license No. 38994 dated 16.02.2006.

Head of Communications Licensing Department

(signature)

V.N. Ugryumova

L.S.

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

Laced, numbered and sealed

Three (3) sheet (s).

Head of the department of registers of assigned radio frequencies and licenses in the field of communication

(signature) I.Yu. Zavidnaya

29 NOV 2010

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296